NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Q1 2025 Financial Results As of March 31, 2025, reported May 8, 2025 1

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Safe Harbor Statements Certain statements contained in this presentation are "forward-looking statements." We have tried to identify these forward-looking statements by using words such as "may," "might," " will," "expect,” "anticipate,'' "'believe,“ "could," " intend," "plan," "estimate," "should," "if,“ "project," and similar expressions. All statements other than statements of historical facts contained in this presentation, including statements regarding our mission, our strategic plan, our growth strategies, our vision, our market growth opportunity, our multi-year phased approach, our refranchising plans, our efforts to drive revenue growth, our 2025 guidance, prospects, plans, objectives of management and expected market growth and potential are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. However, these forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from our expectations and projections. Some of these risks, uncertainties and other factors are set forth in this presentation and in other documents we file with the United States Securities and Exchange Commission (the "SEC"). Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections and other forward-looking statements included in this presentation have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with U.S. Generally Accepted Accounting Principals (“GAAP”) or any guidelines of the SEC. Actual results may vary, perhaps materially. You are strongly cautioned not to place undue reliance on such projections and other forward-looking statements. All subsequent written and oral forward-looking statements attributable us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any such forward-looking statements, whether made in this presentation or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed above. Accounting Adjustments Related to the Consolidation of the Operations of the PCs In those states which require a licensed Doctor of Chiropractic to own the entity that offers chiropractic services, the Company enters into a management agreement with a professional corporation (PC) licensed in that state to provide chiropractic services. To increase transparency into operating results and to align with accounting rules, the Company will now consolidate the full operations of the PC. This will result in increases to our revenue and G&A expenses by an identical amount and would have no impact on our bottom line except in instances when the PC has sold treatment packages and wellness plans. Revenue from these packages and plans will now be deferred and will be recognized when patients use their visits. The Company has previously consolidated its clinic operations in Non-PC states such as Arizona and New Mexico, and the deferred revenue around packages and plans in those states was already reflected in its financial statements. Therefore, these adjustments are isolated to the managed clinics in PC states. These adjustments will have no impact on cash flow. Business Structure The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices. 2

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Sanjiv Razdan CEO, President and Director 3

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Our mission is to improve quality of life through routine and affordable chiropractic care. 4 Our vision is to build America’s most accessible health and wellness services company.

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Multi-year, Phased Approach Strengthen Core & Become Pure Play Franchisor 2.0 Capture New Revenue through Additional Channels & Markets 3.0 5

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Initiate Dynamic Revenue Management 7 Creating an innovative, flexible pricing model that aligns with treatment plans and patient usage

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Strengthen Digital Marketing 8 • New content strategy aims to increase relevance and foster trust • New UGC focused on building authority and community validation

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Strengthen Promotional Calendar 9 • February 2025: Step into Wellness for active non- membership patients • June 2025: “Buy 5, Get 1” Wellness Sale semiannual event

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Upgrade Patient-facing Technology 10 • Featured clinic finder, doctor in-clinic, in-clinic check-in, and push notifications • On track to be in clinics by June 30th

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Jake Singleton Chief Financial Officer 11

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. 7% Q1 2025 revenue from continuing operations 3% Q1 2025 comp sales2 5% Q1 2025 system-wide sales1 12 1 System-wide sales include revenues at all clinics, whether operated or managed by is important the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indica iv of the financial health of the franchisee base. | 2 Comp sales include only the sales from clinics that have been open at least 13 full months and exclude any clinics that have permanently closed.

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. 12 26 82 175 242 265 309 352 394 453 515 610 712 800 842 847 4 47 61 47 48 60 64 96 126 135 125 122 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q1 2025 TOTAL CLINICS OPEN Franchised Company-owned and managed Franchised Clinics 87% of Total Count 370 399 442 513 312 246 579 706 838 935 967 13 969

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. 1 Due to rounding, numbers may not add up precisely to the totals. | 2 The results of the corporate clinic segment are reported in from discontinued operations and the franchised clinics in continued operations | 3 Reconciliation of Adjusted EBITDA to GAAP earnings is included in the Appendix. Q1 2025 Continuing Operations as of Mar. 31, 2025 $ in M 1 3 mo.s 3/31/25 3 mo.s 3/31/24 Differences Revenue $13.1 $12.2 $0.9 7% Cost of revenue 3.0 2.7 0.3 10% Sales and marketing 3.5 2.2 1.3 57% Depreciation and amortization 0.4 0.3 0.1 10% G&A 6.9 7.3 (0.4) (6)% Operating loss (0.7) (0.4) (0.3) NA Other income 0.2 0.0 0.2 NA Income tax expense 0.0 0.0 0.0 NA Net loss from continuing operations 2 (0.5) (0.4) (0.1) NA Net income from discontinued operations 2 1.3 1.3 0.0 NA Net income 0.8 0.9 (0.1) NA Adjusted EBITDA from continuing operations 3 0.0 0.4 (0.4) NA Adjusted EBITDA from discontinued operations 3 2.8 3.1 (0.3) NA Consolidated Adjusted EBITDA 3 2.9 3.5 (0.6) NA 14

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Cash flow for the quarter end Mar. 31, 2025: • $(3.7)M used in operations • $(0.3)k for ongoing IT capex and small refreshes for corporate clinics • $ 0.9M from exercise of stock options Federal tax return net operating loss carryforward was $9.1M at Dec. 31, 2024 1 JPMorgan Chase LOC provides immediate access to $20M through February 2027. Strong Liquidity $ in Ms 3/31/25 12/31/24 Unrestricted cash $21.9 $25.1 Restricted cash $1.0 $0.9 Available JP Morgan Chase LOC1 $20.0 $20.0 15

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Reiterating 2025 Guidance 16 $ in M 2024 Actual 2025 Low Guidance 2025 High Guidance System-wide sales 1 $530.3 $550 $570 Comp sales for all clinics open 13 months or more 2 4% Mid-single digits Consolidated Adjusted EBTIDA 3 $11.4 $10.0 $11.5 New franchised clinic openings excluding the impact of refranchised clinics 57 30 40 1 System-wide sales include revenues at all clinics, whether operated or managed by is important the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. | 2 Comp sales include only the sales from clinics that have been open at least 13 or 48 full months and exclude any clinics that have permanently closed. | 3 The 2025 Consolidated Adjusted EBITDA estimate includes an adjustment of $4.4 million related to, among other things, stock-based compensation and depreciation and amortization. The company will factor in any additional impairment or restructuring charges related to the refranchising should they be occurred.

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Sanjiv Razdan CEO, President and Director 17

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. 18 Life, Unpaused 2025 Brand Campaign Consumer problem: Pain keeps people from living their best lives.

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Life, Unpaused 2025 Brand Campaign 19 With routine chiropractic care, individuals reclaim their ability to move freely and fully embrace life’s experiences.

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Strengthen Clinic Economics & Reignite Growth 20 Excel in Patient Experience Turbo Charge Sales & Profits Rapidly Grow Clinic Network Build People Capability & Culture Innovate & Broaden Relevance OUR PATIENTS

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. 21 Andra Terrell SVP Legal Eric Wyatt SVP Operations & Patient Experience

jake.singleton@thejoint.com Jake Singleton, CFO jake.singleton@thejoint.com The Joint Corp. | 16767 N. Perimeter Dr., Suite 110, Scottsdale, AZ 85260 | (480) 245-5960 https://www.facebook.com/thejointchiro https://twitter.com/thejointchiro https://www.youtube.com/thejointcorp https://www.facebook.com/thejointchiro @thejointchiro https://twitter.com/thejointchiro @thejointchiro https://www.youtube.com/thejointcorp @thejointcorp anjiv.razdan@thejoint.com Sanjiv Razdan, President & CEO sanjiv.razdan@thejoint.com The Joint Corp. | 16767 N. Perimeter Dr., Suite 110, Scottsdale, AZ 85260 | (480) 245-5960 thejoint@lhai.com Kirsten Chapman, LHA Investor Relations thejoint@lhai.com LHA Investor Relations | 50 California Street, Suite 1500 | San Francisco, CA 94111| (415) 433-3777 NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. 22

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. Performance Metrics and Non-GAAP Measures 23 This presentation includes commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed. This presentation includes non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of historical net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses (which includes contract termination costs associated with reacquired regional developer rights), net (gain)/loss on disposition or impairment, stock-based compensation expenses, costs related to restatement filings, restructuring costs, litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business) and other income related to employee retention credits. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC. Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located in this presentation. This presentation includes forward- looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. GAAP – Non-GAAP Reconciliation Q1 2025 vs. Q1 2024 by Category 24 Three Months Ended March 31, 2025 2024 from Continuing Operations from Discontinued Operations Net Operations from Continuing Operations from Discontinued Operations Net Operations Non-GAAP Financial Data: (Loss) Income $ (506,021) $ 1,307,451 $ 801,430 $ (398,919) $ 1,345,898 $ 946,979 Net interest (185,917) 239 (185,678) (36,259) 628 (35,631) Depreciation and amortization expense 361,930 26,385 388,315 329,634 1,074,272 1,403,906 Income tax expense 13,404 103,412 116,816 8,582 170,345 178,927 EBITDA (316,604) 1,437,487 1,120,883 (96,962) 2,591,143 2,494,181 Stock compensation expense 293,941 — 293,941 493,395 — 493,395 Net loss on disposition or impairment 1,973 1,299,724 1,301,697 275 361,828 362,103 Restructuring Costs 67,084 71,384 138,468 28,000 129,036 157,036 Adjusted EBITDA $ 46,394 $ 2,808,595 $ 2,854,989 $ 424,708 $ 3,082,007 $ 3,506,715

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. GAAP – Non-GAAP Reconciliation Quarterly Continuing Operations 25

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. GAAP – Non-GAAP Reconciliation Quarterly Discontinued Operations 26

NASDAQ: JYNT | © 2025 The Joint Corp. All Rights Reserved. GAAP – Non-GAAP Reconciliation Quarterly Consolidated Operations 27